UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2013

TELKONET, INC.

(Exact name of registrant as specified in its charter)

Utah	000-31972	87-0627421
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10200 Innovation Drive, Suite 300 Milwaukee, Wisconsin	53226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 223-0473

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into Material Definitive Agreements.

Effective as of April 30, 2013, Dynamic Ratings, Inc. (“Dynamic Ratings”) approved an amendment to certain terms of the Promissory Note dated March 4, 2011 (the “Promissory Note”) between Dynamic Ratings and Telkonet, Inc. (the “Company”) issued by the Company in connection with the Company’s sale of its Series 5 Power Line Carrier product line and the related business assets to Dynamic Ratings. The material amended terms are as follows:

1.	In addition to the payments defined in item 3 of the original Promissory Note (applying Sales Incentive and Consulting Compensation due from Dynamic Ratings to the Company against the outstanding balance of Promissory Note), the Company agreed to commence a monthly payment starting May 1, 2013 of $20,000 to be applied against the outstanding principal balance of the Promissory Note; and

2.	The maturity date of the Promissory Note was extended to January 1, 2016.

All other terms of the Promissory Note remain unchanged.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2013	TELKONET, INC.

By: /s/ Jason Tienor
Jason Tienor Chief Executive Officer

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